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                                                                   EXHIBIT 10(p)


                               RAYNET CORPORATION
                             1993 COMMON STOCK PLAN



         1.      Purpose.  The purposes of this Plan are:

                 (a) to furnish incentives to directors, Officers and Employees of, and Consultants to, the Company and its Affiliates selected to participate because they are considered capable of responding by improving operations and increasing profits;

                 (b) to encourage selected directors, Officers and Employees of, and Consultants to, the Company and its Affiliates to accept or continue engagement by the Company; and

                 (c) to increase the interest of selected directors, officers and Employees of, and Consultants to, the Company and its Affiliates in the Company's welfare through their participation in the growth in the equity of the Company. To accomplish the foregoing objectives, this Plan provides both for the direct sale of Shares and for the grant of Options to purchase Shares. Options may be "nonstatutory options" or "incentive stock options" intended to qualify for treatment under Sections 421 and 422 of the Code.

         2.      Definitions.  The following definitions apply to this Plan:

                 "Administrator" shall mean the entity, either the Board or the Committee, responsible for administering this Plan, as provided in Section 3.

                 "Affiliate" shall mean a corporation which is either a Subsidiary or a Parent of the Company.

                 "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Company" shall mean Raynet Corporation, a California corporation.

                 "Commission" shall mean the United States Securities and Exchange Commission, or any other successor federal agency.
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                 "Common Stock" shall mean, for purposes of the Plan, the
Company's Series A Common Stock, $0.01 par value per share, or, in the event of the redemption or conversion in whole of the Company's Series A Common Stock, shall mean Nonredeemable Common Stock or, in either case, any successor security, whether by conversion, redemption, merger or otherwise.

                 "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 3.3 to administer this Plan.

                 "Consultant" shall mean any person who is engaged by the Company or any Affiliate (or, in the case of a nonstatutory stock option, an affiliate of a Parent of the Company) to render consulting, advisory, or other valuable services and is compensated for such services, and shall include non-Employee directors of the Company or any Affiliate of the Company.

                 "Disability" means permanent and total disability as determined by the Administrator for purposes of the Plan.

                 "Employee" shall mean any person constituting an "employee" of the Company or any Subsidiary or Parent of the Company, including any director so employed, within the meaning of Section 3401 of the Code and regulations thereunder.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Exercised Common Stock" shall mean the Shares issuable or issued upon exercise of Options or Purchase Rights.

                 "Expiration Date" shall mean the last day of the term of an Option established under Section 7.4.

                 "Fair Market Value" of the Common Stock shall have the meaning set forth in Section 3.4.

                 "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                 "Listing Application" shall mean a listing application on any national securities exchange or the NASDAQ National Market System.

                 "Nonredeemable Common Stock" shall mean, for purposes of this Plan, the Common Shares of the Company designated "Common Stock" in the Company's Amended and Restated Articles of Incorporation.

                 "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.





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                 "Officer" shall mean, with respect to the Company or Parent, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of such Company or Parent.

                 "Officers' Certificate" shall mean, with respect to the Company or Parent, a certificate signed by (a) the Chairman of the Board or the President of the Company or the Parent, as the case may be, and (b) another Officer of the Company or the Parent, as the case may be.

                 "Option" shall mean a stock option granted pursuant to this Plan, and shall include both Incentive Stock Options and Nonstatutory Stock Options.

                 "Option Agreement" shall mean the written agreement described in Section 7 evidencing the grant of an Option to an Employee or Consultant and containing the terms, conditions and restrictions pertaining to such Option.

                 "Optionee" shall mean an Employee or Consultant who holds an Option.

                 "Parent" shall mean a "parent corporation" of the Company, whether now or hereafter existing, within the meaning of Section 424(e) of the Code.

                 "Plan" shall mean this Raynet Corporation 1993 Common Stock
Plan.

                 "Purchaser" shall mean an Employee or Consultant who is granted a Purchase Right.

                 "Purchase Agreement" shall mean the written agreement described in Section 6 evidencing an Employee's or Consultant's acceptance of an offer to purchase Shares and the terms, conditions and restrictions pertaining to such purchase.

                 "Purchase Right" shall mean a right to purchase Common Stock pursuant to this Plan.

                 "Raychem" shall mean Raychem Corporation, a Delaware corporation.

                 "Retirement" has the same meaning as in the Raynet Corporation Pension Plan as in effect from time to time.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 10.





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                 "Subsidiary" shall mean a "subsidiary corporation" of the
Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.


                 "Termination" shall mean, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, an Employee of, or a Consultant to, the Company, a Subsidiary or an Affiliate.


         3.      Administration.

                 3.1 General. This Plan shall be administered by the Board except during such time as the Board delegates administration to a Committee pursuant to Section 3.3.

                 3.2 Powers. The Administrator shall grant Options and Purchase Rights to eligible Employees and Consultants. In particular and without limitation, the Administrator, subject to the terms of the Plan, shall:

                          (a)     select the Officers, Employees and
Consultants to whom Options and Purchase Rights may be granted;

                          (b)     determine whether and to what extent Options
and Purchase Rights are to be granted under the Plan;

                          (c)     determine the number of Shares to be covered
by each Option and Purchase Right granted under the Plan; and

                          (d)     determine the terms and conditions of any
Option and Purchase Right granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Administrator.

The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Option, Purchase Right, Option Agreement or Purchase Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Administrator pursuant to the Plan with respect to any Option or Purchase Right shall be made in its sole discretion at the time of the grant of the Option or Purchase Right or, unless in contravention of any express term of the Plan or Option or Purchase Right, at any later time. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Plan participants.

                 3.3 Committee. The Board, by resolution, may delegate administration of the Plan to a Committee composed of not less than two members of the Board. If administration is so delegated, the Committee shall have the administrative powers possessed by the Board under the Plan, subject to such





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constraints, not inconsistent with the Plan, as the Board may adopt from time to time. The Board at any time may revest in itself the administration of the Plan.

                 3.4 Fair Market Value. For purposes of the Plan, the Fair Market Value of Common Stock shall be determined as follows:

                          (a)     If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its Fair Market Value shall be the closing sales price for such stock, or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the Fair Market Value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                          (b)     If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date the Fair Market Value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                          (c)     In the absence of an established market for
the Common Stock, the Fair Market Value shall be the Appraised Value (as defined in Section 11.1), if available.

                          (d)     In the absence of an established market for
the Common Stock and in the absence of an Appraised Value, the Fair Market Value shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

         4. Eligibility. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options and Purchase Rights may be granted to Employees and Consultants.

         5.      Shares Subject to Plan.

                 5.1 Aggregate Number. Subject to Section 10 (relating to adjustments upon changes in Shares), the Shares which may be issued pursuant to Options and Purchase Rights under the Plan shall not exceed in the aggregate 6,550,000 Shares. If an Option expires or become unexercisable for any reason without having been exercised in full, or in the case of a Purchase Right, if Shares are repurchased by the Company prior to conferring on





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their holder benefits of ownership other than voting rights or accumulated dividends that are not realized, the unpurchased or repurchased Shares which were subject thereto, unless the Plan shall have been terminated, will become available for future grant or sale under the Plan. Notwithstanding the foregoing, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Plan.

                 5.2 Restrictions. When it grants an Option or Purchase Right, the Company shall retain, for itself or others, in addition to any rights set forth in Section 11 or elsewhere in the Plan, such rights to repurchase, rights of first refusal and other transfer restrictions applicable to Shares acquired under the Option or Purchase Right, or shall impose such other restrictions on the Shares, or on the Optionee or Purchaser, as the Administrator may determine. The terms and conditions of any such rights or other restrictions shall be set forth in the relevant Option Agreement or Purchase Agreement, or in the Company's Articles of Incorporation, as amended from time to time.

                 5.3 Rights as Shareholder. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. An Optionee or Purchaser shall have no rights as a shareholder with respect to Shares acquired by exercise of an Option or Purchase Right until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a stock certificate evidencing the Shares, which issuance shall be made as soon as is practicable. Subject to Section 10, no adjustment shall be made for dividends or other events for which the record date precedes the date the certificate is issued.

                 5.4 Certificates. At the Company's option, certificates issued to evidence Shares acquired by exercise of a Nonstatutory Stock Option or Purchase Right shall not include Shares acquired by exercise of an Incentive Stock Option. Certificates issued to evidence Shares acquired by exercise of an Incentive Stock Option shall, at the Company's option, be clearly identified as such.

         6.      Stock Purchase Rights.

                 6.1 Grant. As soon as is practical after the grant of a Purchase Right, the Administrator shall advise the grantee in writing of the terms, conditions and restrictions relating to the grant, including the number of shares of Exercised Common Stock, purchase price, and time within which the Purchase Right must be exercised, which shall in no event exceed 30 days from the date upon which the Administrator notifies the Purchaser of the grant.





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                 6.2      Purchase Agreement.  Each sale of Shares pursuant to
a Purchase Right shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company in a form, and containing terms, conditions, and restrictions, approved by the Administrator. The terms and conditions of the various Purchase Agreements under the Plan need not be identical.

                 6.3 Purchase Price. The purchase price of Shares under a Purchase Right shall not be less than the Fair Market Value of the Shares on the date the Purchase Right is granted.

         7.      Grant and Exercise of Options.

                 7.1 General. The Administrator may grant Options at any time before the Plan terminates. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended Optionee is first treated as an Employee for payroll purposes.

                 7.2 Option Agreement. As soon as is practical after the grant of an Option, the Optionee and the Company shall enter into an Option Agreement which specifies the date of grant, the number of shares of Exercised Common Stock, the Option price, the other terms and conditions of the Option and any special restrictions on the shares of Exercised Common Stock. The terms and conditions of the Option Agreements under the Plan need not be identical.

                 7.3 Identification of Options. The status of each Option granted under the Plan as either an Incentive Stock Option or a Nonstatutory Stock Option shall be identified by the Administrator and clearly reflected in the applicable Option Agreement.

                 7.4 Option Term. The term of any Option shall not be greater than ten years from the date it is granted. If at the time the Company grants an Option, the Optionee owns (directly or by attribution) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Option shall not be exercisable more than five years after the date of grant.

                 7.5 Purchase Price. The purchase price of Shares under each Option shall be not less than the Fair Market Value of the Common Stock on the date the Option is granted. If at the time the Company grants an Option, the Optionee owns (directly or by attribution) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the purchase price shall not be less than 110 percent of the Fair Market Value of the Common Stock on the date of grant.





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                 7.6      Transferability.  No Option shall be transferable
other than by devise or the laws of descent and distribution, and an Option shall be exercisable during the Optionee's lifetime only by the Optionee.

                 7.7 Limits on Exercise. Subject to the other provisions of this Plan, an Option shall be exercisable at such time and in such amounts as are specified in the Option Agreement; provided, that if no exemption from registration under the Securities Act is available to the Company with respect to any exercise and the underlying Exercised Common Stock has not been registered under the Securities Act at the time an Optionee tenders the documents approved by the Administrator for Option exercise, such Option or Options may not be exercised until the earlier of (a) the availability of such exemption, or (b) the effectiveness of such registration. The Administrator shall be entitled (but subject to the Optionee's consent except as provided in Section 10.3) to waive any limitation respecting the time at which all or any portion of an Option becomes exercisable.

                 7.8 Termination; Death; Disability. If for any reason other than death, Retirement or Disability, an Optionee ceases to be employed by the Company and its Affiliates (and, in the case of a Nonstatutory Stock Option, by an affiliate of a Parent), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months after the date of such Termination, or such other period of not less than thirty days as is specified in the Option Agreement (but in no event after the Expiration Date). If Termination is due to Retirement or to death or Disability, Options held at the date of Termination (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee, by the Optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within three years of such date in the case of Retirement, or two years of such date in the case of death or Disability, or any lesser period specified in the Option Agreement (but in no event after the Expiration Date).

                 7.9 Leaves of Absence. For purposes of Section 7.8 above, an Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the Optionee's right to reemployment by the Company (or any Parent or Subsidiary or, in the case of a Nonstatutory Stock Option, an affiliate of a Parent) is guaranteed either contractually or by statute.

                 7.10 Disqualifying Dispositions. If Shares acquired by exercise of an Incentive Stock Option granted pursuant to the Plan are disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and





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shall provide such other information regarding the disposition as the Company may reasonably require.

                 7.11 Modification, Extension and Renewal of Options. Within the limitations of this Plan, the Administrator may modify, extend, reprice or review outstanding Options and may accept the cancellation of Options (to the extent not previously exercised) for the grant of new Options in substitution therefor. No modification shall, however, without the consent of the Optionee, alter or impair an Optionee's rights or obligations.

         8.      Payment and Taxes Upon Exercise of Options and Purchase Rights.

                 8.1 Delivery of Purchase Price. If, and only to the extent, authorized by the Administrator, Optionees and Purchasers may make all or any portion of any payment due to the Company

                          (a)     upon exercise of an Option or Purchase Right,
or

                          (b)     with respect to federal, state, local or
foreign tax payable in connection with an Option or Purchase Right,

by delivery of (i) cash, (ii) check, or (iii) previously owned Shares, or (iv) a full recourse promissory note of the Optionee or Purchaser of Shares. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90 percent of the purchase price of the Exercised Common Stock. To the extent participants may make payments to the Company upon exercise of Options or Purchase Rights by the delivery of Shares, the Administrator, in its discretion, may permit participants constructively to deliver for any such payment Shares held by the participant for at least three months. Constructive delivery shall be effected by (a) identification by the participant of the Shares intended to be delivered constructively, (b) confirmation by the Company of the participant's ownership of such Shares (for example, by reference to the Company's stock records, or by some other means of verification), and (c) if applicable, upon exercise, delivery to the participant of a certificate for that number of Shares purchased less the number of Shares constructively delivered. Any Shares tendered pursuant to this Section 8.1 shall be valued by the Administrator as of the date they are tendered at their Fair Market Value on that date.

                 8.2 Tax Withholding. Unless the Administrator permits otherwise, the participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Administrator in its discretion determines to result, (a) from the lapse of restrictions imposed upon an Option or Purchase Right, (b) upon exercise of an Option or Purchase Right, or (c) from a transfer





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or other disposition of Shares acquired upon exercise of an Option or Purchase
Right, or otherwise related to the Option or Purchase Right or the Shares acquired.

                 A participant, to the extent, if any, authorized by the Administrator in its discretion, may make an election to (i) deliver to the Company a promissory note of the participant on the terms set forth in Section 8.1, (ii) to tender to the Company previously-owned Shares, or (iii) to have Shares withheld by the Company to pay the amount of tax that the Administrator in its discretion determines to be required to be withheld by the Company.

                 Any election pursuant to clause (iii) above by an Optionee or Purchaser subject to Section 16 of the Exchange Act shall be subject to the following limitations: (1) such election must be made at least six months before the Tax Date and shall be irrevocable; or (2) such election (x) must be made in (or made earlier to take effect in) any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator at any time after such election has been made, and (y) the Shares must be held at least six months prior to the Tax Date. The right to so withhold Shares shall relate separately to each Option or Purchase Right.

                 Any Shares tendered to or withheld by the Company will be valued at Fair Market Value on such date. The value of the Shares tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

         9. Use of Proceeds. Proceeds from the sale of Shares pursuant to the Plan may be used by the Company for general corporate purposes.

         10.     Adjustment of Shares.

                 10.1 General. If any change is made in Common Stock subject to the Plan or subject to any Option or Purchase Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, redemption, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise) appropriate adjustment may be made by the Administrator as to the maximum number of Shares subject to the Plan and the number and price of Shares subject to outstanding Options and Purchase Rights.

                 10.2 Certain Corporate Transactions - Purchase Rights. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or other capital reorganization in which shares representing more than 50 percent of the shares of the Company





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entitled to vote are exchanged, any outstanding Purchase Rights shall terminate except when another corporation shall assume such Purchase Rights or substitute new purchase rights.

                 10.3 Certain Corporate Transactions - Options. In the event of dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or other capital reorganization in which more than 50 percent of the shares of the Company entitled to vote are exchanged, unless another corporation shall assume such Options or substitute new options or unless otherwise determined by the Administrator, outstanding Options shall terminate upon such event.

         11.     Liquidity Events.

                 11.1 Certain Definitions. As used in this Section 11, the following terms shall have the following respective meanings:


                          (a)     Appraised Value shall mean fair market value
determined, as of a time after achievement of the events listed in clauses (i) and (ii) of the definition of Company Milestone, by a nationally recognized investment banker or other comparable appraiser selected by the Board and approved by Raychem (i) valuing the Company on a going-concern basis assuming a public market for the Company after a Viable Offering as a majority-controlled subsidiary of Raychem, (ii) assuming the conversion of all preferred stock held by Raychem into Nonredeemable Common Stock and (iii) assuming the redemption of all Exercised Common Stock in exchange for the delivery of shares of Nonredeemable Common Stock.

                          (b)     Company Election Notice shall mean a written
notice delivered pursuant to Section 11.2.1(c) by the Administrator, which such notice, in the event of Registration, if appropriate shall also constitute a notice of underwriting pursuant to Section 11.3.4(a).

                          (c)     Company Milestone shall mean that the Company
has (i) aggregate revenues over the four most recent consecutive quarters of at least $500,000,000, (ii) pre-tax income (determined in accordance with generally accepted accounting principles and excluding accounting changes and nonrecurring transactions) over the same four quarters of at least $1,000, and
(iii) an Appraised Value equal to at least $750,000,000.

                          (d)     Co-Sale Notice shall mean a written notice
delivered pursuant to Section 11.6.3 by Raychem to the Company.

                          (e)     Initiating Holders shall mean, at any time,
Securities Holders who in the aggregate hold at least 30 percent of the Registrable Securities.





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                          (f)     Initiating Holders' Notice shall mean a
written notice (the form of which may be obtained by written request to the Secretary of the Company) signed by Initiating Holders and delivered pursuant to Section 11.2.1(a) to the Company, constituting a request that a Liquidity Event be effected with respect to all or part of the Registrable Securities. The Initiating Holders' Notice may consist of several copies of the Initiating Holders' Notice signed in counterparts and shall be deemed given as of the date of receipt by the Secretary of the Company of the last counterpart needed to constitute a complete Initiating Holders' Notice.

                          (g)     Liquidity Event shall mean, at the option of
the Board, either a Registration pursuant to Section 11.3 or a redemption by the Company pursuant to Section 11.4.1.1, or such other liquidity mechanism as may be adopted by the Board pursuant to Section 11.5.

                          (h)     Liquidity Event Notice shall mean a written
notice delivered by the Administrator pursuant to Section 11.2.1(a).

                          (i)     Notice of Exercise shall mean a written
notice (the form of which may be obtained by written request to the Secretary of the Company) delivered pursuant to Section 11.6.3.2 by a Securities Holder to the Company, stating the number of Registrable Securities such Securities Holder wishes to sell subject to the terms set forth in a Co-Sale Notice.

                          (j)     Preferred Stock shall mean the shares of the
Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any additional series of Preferred Shares issued by the Company.

                          (k)     Pro Rata Share shall have the meaning set
forth in Section 11.6.2.

                          (l)     The terms Register, Registered and
Registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                          (m)     Registrable Securities shall mean any shares
of Exercised Common Stock issued or issuable upon exercise of those Purchase Rights or Options which, in the sole judgment of the Administrator, will be vested in time to participate in any Liquidity Event or pursuant to exercise of any Right of Co-Sale.

                          (n)     Registration Expenses shall mean all expenses
incurred by the Company in complying with Section 11.3 or Section 11.6.3.5, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and, if applicable, Raychem, blue sky fees and expenses, and the expense





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of any special audits incident to or required by any such Registration.

                          (o)     Repurchase Price Notice shall mean a written
notice delivered pursuant to Section 11.4.1.1 by the Administrator.

                          (p)     Right of Co-Sale shall mean the right of
Securities Holders to sell a Pro Rata Share of their Registrable Securities pursuant to the provisions of Section 11.6.

                          (q)     Securities Holder shall mean any Plan
participant who is a holder of Registrable Securities which have not been sold to the public and any Plan participant who the Administrator, in its sole judgment, believes is likely to become a Securities Holder in time to participate in a contemplated Liquidity Event or to sell stock pursuant to a Right of Co-Sale, as appropriate.

                          (r)     Selling Expenses shall mean all underwriting
discounts, selling commissions and other fees and expenses payable to selling brokers, dealer managers or similar securities industry professionals applicable to the sale of Registrable Securities pursuant to this Section 11.

                          (s)     Statement of Intent shall mean a signed
statement delivered pursuant to Section 11.2.1(b) by a Securities Holder to the Secretary of the Company.

                          (t)     Viable Offering shall mean a public offering
of a sufficient number of shares (which may require Raychem to offer to sell shares of Nonredeemable Common Stock owned by Raychem) to permit a successful offering of Nonredeemable Common Stock, as determined as of a specified date in the reasonable opinion of the nationally recognized underwriter or other comparable appraiser selected pursuant to Section 11.2.1(a) or Section 11.3.4(c), as appropriate.

                 11.2     Liquidity Demand Procedures

                          11.2.1  Request; Company Election.

                                  (a)      Request for Registration.  Subject
to the terms of this Section 11, in the event that the Company shall receive from an Initiating Holders' Notice at any time after achievement of the events listed in clauses (i) and (ii) of the definition of Company Milestone, but prior to the date the Company registers a class of equity securities under
Section 12 of the Exchange Act, the Administrator shall cause a nationally recognized investment banker or other comparable appraiser selected by the Board and approved by Raychem, to deliver to the Board, within 45 days of the Company's receipt of the Initiating Holders' Notice, a report containing such appraiser's determination (i) of the Appraised Value of the Company and (ii) of what constitutes a Viable Offering, in each case as of the date of issuance of such report. Upon receipt of such report, if the Appraised Value is equal to at least $750,000,000, the Administrator promptly shall deliver a Liquidity Event Notice to all Securities Holders. The Liquidity Event Notice shall indicate that, after receipt of a Statement of Intent from each Securities Holder as provided in paragraph (b) below, the Company shall use its best efforts to effect a Liquidity Event in accordance with the provisions of this Section 11. The Liquidity Event Notice shall be accompanied by a form of the Statement of Intent to be completed by each Securities Holder, and shall state the likely range of per share prices for the Liquidity Event, as estimated by the Administrator in its sole discretion, which estimate shall not constitute a guarantee or binding commitment as to the actual price per share for the Liquidity Event.

                                  (b)      Statements of Intent.  Within 15
days of the date of the Liquidity Event Notice, each Securities Holder who wishes to participate in the Liquidity Event shall deliver a Statement of Intent to the Company indicating the number of Registrable Securities that such holder wishes to offer for sale in the proposed Liquidity Event (and if no Statement of Intent is received within such time, such holder shall be deemed to have delivered a signed Statement of Intent indicating that such holder does not wish to participate in the proposed Liquidity Event). Each Statement of Intent shall constitute a binding commitment on the part of the Securities Holder signing such statement (i) subject to compliance with applicable securities laws, to exercise the vested Options necessary to provide the shares of Exercised Common Stock to be sold by such Securities Holder in the Liquidity Event (an "Exercise Commitment") and (ii) to sell the Exercised Common Stock indicated in such Statement of Intent if the Liquidity Event is a Registration (a "Sell Commitment"). A Sell Commitment shall be revocable if the Company elects to proceed with a redemption under Section 11.4.1.1 or with an alternative liquidity mechanism under Section 11.5, rather than with the Registration provisions of this Section 11.3. Subject only to applicable securities laws, an Exercise Commitment shall be binding in any Liquidity Event, and the Securities Holder shall be required to exercise at such time as the Administrator may reasonably require.

                                  (c)      Company Election.  The Administrator
shall, as soon as practicable after receipt (or deemed receipt) of such Statements of Intent, deliver a Company Election Notice to the participating Securities Holders stating the Board's decision whether to proceed in accordance with the Registration provisions of this Section 11.3 or to proceed in accordance with the provisions of Section 11.4.1.1 or Section 11.5; and if the Board changes its decision on how to proceed, the Administrator shall promptly provide a revised Company Election Notice to the participating Securities Holders.

                                  (d)  Updating Statements of Intent.  The
Administrator, in its sole discretion, may allow participation in a Liquidity Event by holders of Registrable Securities who become such holders after the date of a Liquidity Event Notice. Prior to the completion of a Liquidity Event, the Administrator, in its sole discretion, may permit Securities Holders to increase the number of shares covered by the Exercise and/or Sell Commitment of their Statements of Intent or may accept Statements of Intent from Securities Holders who have not previously submitted them. Any such Statements of Intent shall be subject to the provisions of paragraph (b) of this Section 11.2.1.

                                  (e)      Limitation.  Notwithstanding the
foregoing, the Company shall not be obligated to take any action to effect a Liquidity Event more than once in any twelve-month period.

                 11.3     Registration.

                          11.3.1  Obligations of Company; Obligations of
Raychem. If the Board elects to proceed in accordance with the Registration provisions of this Section 11.3, rather than with a redemption under Section
11.4.1.1 or an alternative liquidity mechanism under Section 11.5, the Company shall use its best efforts to effect Registration of the Registrable Securities specified in the Statements of Intent. By voting to approve this Plan as a shareholder of the Company, Raychem agrees to convert all of the Preferred Stock it holds at the time of such Registration and to offer in any such Registration, not less than a sufficient number of its shares of Nonredeemable Common Stock in order to cause such Registration to be a Viable Offering as determined by an underwriter selected pursuant to Section 11.3.4(c). The foregoing obligations of Raychem shall be binding upon Raychem from and after the date of such approval.

                          11.3.2  Right of Deferral of Registration.  If the
Board elects to proceed with the Registration provisions of this Section 11.3, and if the Administrator furnishes to all Securities Holders participating in such Registration an Officers' Certificate stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 11.2.1, the Company shall have the right, exercisable one time only with respect to each Registration requested pursuant to Section 11.2.1, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 120 days.

                          11.3.3  Registration of Other Securities in Demand
Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 11.3 with respect to only Registrable Securities may, subject to the provisions of Section 11.3.4, include securities issued by the Company other than Registrable Securities.

                          11.3.4  Underwriting in Demand Registration.

                                  (a)      Notice of Underwriting.  Unless
otherwise determined by the Company, the Registrable Securities covered by the request of the Initiating Holders shall be distributed by means of an underwriting, and the Company shall include such information in its Company Election Notice delivered pursuant to Section 11.2.1(c). The right of any Securities Holder to Registration pursuant to this Section 11.3 shall be conditioned upon such Securities Holder's agreement to participate in such underwriting and the inclusion of such Securities Holder's Registrable Securities in the underwriting to the extent provided herein.

                                  (b)      Inclusion of Other Securities in
Demand Registration. If the Company or holders of securities other than Registrable Securities request inclusion in a Registration under Section 11.3.1, the Company, to the extent the Board deems advisable and consistent with the goals of such Registration, shall offer to any or all of such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 11.3 and may include securities to be issued by the Company in the underwriting.

                                  (c)      Selection of Underwriter in Demand
Registration. The Company shall, together with all Securities Holders proposing to distribute their Registrable Securities through such underwriting, and, if applicable, any other person selling securities in the Registration, enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Board and approved by Raychem.

                                  (d)      Marketing Limitation in Demand
Registration. In the event the Underwriter's Representative advises the Company and the Initiating Holders in writing that market factors (including, without limitation, the aggregate amounts of securities requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the amount of securities to be underwritten, then the Registrable Securities shall be excluded from such Registration, to the extent required by such limitation or by any registration rights granted to other persons, pro rata in accordance with the number of shares indicated in the Statements of Intent.

                          11.3.5  Blue Sky in Demand Registration.  In the
event of any Registration pursuant to this Section 11.3, the Company shall exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, that (i) neither Raychem nor the Company shall be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Section 11 to the contrary, in the event any jurisdiction in which the Registrable Securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of securities be borne by selling holders, such expenses shall be payable pro rata by selling Securities Holders and any other sellers.

                          11.3.6  Expenses of Registration.  All Registration
Expenses incurred in connection with any Registration requested pursuant to
Section 11.2.1 shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the amount of securities Registered.

                          11.3.7  Registration Procedures.  The Company shall
keep each Securities Holder whose Registrable Securities are included in any Registration pursuant to this Section 11.3 advised as to the initiation and completion of such Registration. At its expense, the Company shall: (a) use its best efforts to keep such Registration effective for a period of 120 days or until the Securities Holder or Securities Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents and instruments as a Securities Holder from time to time may reasonably request; (c) use its best efforts to register the Common Stock under Section 12 of the Exchange Act; (d) use its best efforts to cause the Common Stock to be listed on a national securities exchange or the NASDAQ National Market System; and (e) to the extent not obtained prior thereto, use its best efforts to obtain approval of the Listing Application for any Registrable Securities being Registered.

                          11.3.8  Information Furnished by Securities Holder.
It shall be a condition precedent to the Company's obligations under Sections
11.2 and 11.3 and to Raychem's obligations under Section 11.3.1 that each Securities Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Securities Holder and the distribution proposed by such Securities Holder as the Company may reasonably request.

                          11.3.9  Conversion prior to Registration.  Pursuant
to Article 2.1.2.2 of the Company's Amended and Restated Artiles of Incorporation, each share of Exercised Common Stock shall automatically be converted into one share of Nonredeemable Common Stock upon the closing of a Registered offering of the Company's Common Stock conducted pursuant to this
Section 11.3. The Company shall provide instructions for surrender of the certificates representing the shares to be converted. On or before the date specified for surrender of certificates, each holder of shares to be converted shall surrender the certificate(s) representing such shares as provided and, subject to the closing of the Registered offering, shall thereupon be entitled to receive new certificate(s) representing the shares deliverable upon such conversion. Regardless of whether such certificates are surrendered, all shares of Exercised Common Stock shall be deemed converted as of the date of the closing.

                          11.3.10 Indemnification.

                                  11.3.10.1  Company's Indemnification of
Securities Holders. To the extent permitted by law, the Company agrees to indemnify each Securities Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Section 11, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon (a) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or Registration Statement or any amendment or supplement thereto or any document incorporated by reference therein or in any filing made in connection with the registration or qualification of the offering under the Blue Sky or other securities laws of any state, or (b) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (c) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company agrees to reimburse each such Securities Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity contained in this Section 11.3.10.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based upon any untrue statement (or alleged untrue statement) contained in, or omission (or alleged omission) from, written information furnished to the Company by such Securities Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company or relates to a prospectus that the Company was no longer obligated to keep current pursuant to this Section 11; provided, further that the indemnity set forth in this Section 11.3.10.1 shall not apply to the extent that any claims, losses, damages, liabilities or actions arise out of an untrue (or alleged untrue) statement or omission (or alleged omission) in a prospectus if such untrue (or alleged untrue) statement or omission (or alleged omission) is corrected in an amendment or supplement to the prospectus and if the Securities Holder or an underwriter fails to deliver such prospectus as so supplemented or amended.

                                  11.3.10.2  Securities Holder's
Indemnification of the Company. To the extent permitted by law, each Securities Holder will, if Registrable Securities held by such Securities Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Securities Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or Registration Statement or any amendment or supplement thereto or any document incorporated by reference therein or in any filing made in connection with the registration or qualification of the offering under the Blue Sky or other securities laws of any state, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Securities Holder of any rule or regulation promulgated under the Securities Act applicable to such Securities Holder and relating to action or inaction required of such Securities Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Securities Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in all cases to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Securities Holder and stated to be specifically for use in connection with the offering of Securities of the Company; provided, that each Securities Holder's liability under this
Section 11.3.10.2 shall not exceed such Securities Holder's proceeds from the offering of securities made in connection with such Registration; and provided, further, that the indemnity set forth in this Section 11.3.10.2 shall not apply to the extent that any claims, losses, damages, liabilities or actions arise out of an untrue statement (or alleged untrue statement) in, or omission (or alleged omission) from, a prospectus if such untrue (or alleged untrue) statement or omission (or alleged omission) is corrected in an amendment or supplement to the prospectus and if the Company or an underwriter fails to deliver such prospectus as so supplemented or amended.

                                  11.3.10.3  Indemnification Procedure.
Promptly after receipt by an indemnified party under this Section 11.3.10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 11.3.10, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, that if either party reasonably determines that there may be a conflict among the position of the Company and the Securities Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 11.3.10, then counsel for such party shall be entitled to conduct the defense of such party to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party reasonably promptly of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 11.3.10, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 11.3.10.

                                  11.3.10.4  Contribution.  If the
indemnification provided for in this Section 11.3.10 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any claims, losses, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such claims, losses, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim. Contribution pursuant to this Section 11.3.10.4 shall not be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this
Section 11.3.10.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 11.4     Repurchase of Registrable Securities.

                          11.4.1  By the Company.  The Company may call for
redemption or otherwise repurchase shares of Exercised Common Stock from the holders thereof as follows:

                                  11.4.1.1  Liquidity Event Redemption.

                                        (a)  The Board may elect, in accordance
with Section 11.2.1, to have the Company redeem all of the Registrable Securities indicated in the Statements of Intent delivered or deemed delivered pursuant to Section 11.2.1 at their Appraised Value as of the date of redemption. Any such redemption shall constitute a redemption pursuant to
Article 2.1.1 of the Company's Amended and Restated Articles of Incorporation.

                                        (b)  The closing of a redemption
pursuant to this Section 11.4.1.1 shall take place as soon as reasonably practicable after the date of the Liquidity Event Notice, but (unless otherwise determined by the Administrator) not less than six months after the Registrable Securities have been "at risk" as such term is used by the accounting profession, as determined by the Administrator in its sole discretion; provided that if the Company determines that it must Register the sale to Plan participants of some or all of the shares of Exercised Common Stock to be included in the redemption, then the closing shall not take place prior to the effective date of a Registration Statement covering such shares.

                                        (c)  At least 20 days prior to the
closing of any redemption pursuant to this Section 11.4.1.1, the Company shall deliver to each Securities Holder who has delivered, pursuant to Section 11.2.1(b), a Statement of Intent indicating a desire to sell Registrable Securities, a Repurchase Price Notice stating the per share price for the redemption. Such Securities Holders shall be required to tender any Registrable Securities they wish to have redeemed within 10 days of delivery of the Repurchase Price Notice and the Company shall redeem Registrable Securities so tendered on the closing date.

                                  11.4.1.2  Employment or Consulting
Termination Repurchase. The Administrator may elect to have the Company purchase Registrable Securities held by a Plan participant at the time of such participant's Termination (or acquired after such Termination during the exercise period of any Option or Purchase Right), by written notice to any such participant or, in the event that such participant's Termination is due to death or permanent and total disability, to such participant's representative or transferee. Such purchase shall be made within the period ending on the later of (a) 90 days after the date of Termination or (b) 30 days after the expiration of the exercise period for such participant's Option or Purchase Rights, and shall be made at the higher of (i) the exercise price per Share or (ii) Fair Market Value as of the date of Termination; provided that if there has been an appraisal of the Common Stock made by an investment banker of national reputation or comparable appraiser within three months of the date of such determination, the Administrator may determine that such appraised value is the Fair Market Value as of the date of such Termination.

                                  11.4.1.3  Repurchase Programs.  The Board
may, at any time and from time to time, establish one or more programs pursuant to which the Company may offer to redeem or otherwise repurchase shares of Exercised Common Stock at a price not less than Fair Market Value.

                          11.4.2  Repurchase Closing.  On the date of any
redemption or other repurchase pursuant to Section 11.4.1, the Company shall transfer to each Plan participant participating in such redemption or other repurchase by Company check or wire transfer the amount of the redemption or repurchase price (any such wire transfer shall be to an account designated by such Plan participant in a written notice to the Administrator at least ten days in advance), against delivery by such Plan participant of the Exercised Common Stock being redeemed or otherwise repurchased (or, if applicable, the Option Agreement or the Purchase Agreement) to the Company or designee of the Company.

                 11.5 Alternate Liquidity Mechanism. The Board may adopt a liquidity mechanism other than Registration pursuant to Section 11.3 or redemption pursuant to Section 11.4.1.1; provided, however, that the Board determines, in its sole discretion, that such alternate liquidity mechanism is not, in the aggregate, materially less favorable to Securities Holders than the liquidity mechanisms of Section 11.3 and Section 11.4.1.1; and provided, further, that the Company shall have filed an amendment to the Application for Qualification of Securities filed with the California Department of Corporations with respect to the Plan setting forth the terms and conditions of such alternate liquidity mechanism and shall have received a permit therefor from the Department. Any such alternative liquidity mechanism, if a purchase of Shares by the Company for cash at Fair Market Value, shall constitute a redemption pursuant to Article 2.1.1 of the Company's Amended and Restated Articles of Incorporation.

                 11.6  Right of Co-Sale.

                          11.6.1  Co-Sale Right.  In the event that Raychem
proposes to sell, or otherwise dispose of for value in a single transaction, Company securities consisting of at least 25 percent of the then outstanding Shares calculated on an as-if-converted fully diluted basis either (a) prior to the occurrence of the Company Milestone if the sale price (on a common equivalent basis) is greater than $6.00 per share or (b) at any time after the occurrence of the Company Milestone regardless of the sale price, each Securities Holder shall have a right of Right of Co-Sale to sell a Pro Rata Share of Registrable Securities held by such Securities Holder on the same terms as Raychem proposes to transfer such Company securities held by Raychem. Notwithstanding the foregoing, Raychem shall not be deemed to sell a Company security (and hence no Right of Co-Sale shall arise with respect to such Company security) to the extent that Raychem has invested an amount equivalent to the proceeds of the sale of such Company security in the Company within six months before such sale or Raychem has committed to invest an amount equivalent to the proceeds of the sale of such Company security in the Company within six months after such sale.

                          11.6.2  Pro-Rata Share.  A Securities Holder's Pro
Rata Share shall be that proportion which the number of shares of Registrable Securities held by such Securities Holder bears to the sum of (x) the total number of Registrable Securities held by all Securities Holders plus (y) the total number of shares of Common Stock and Nonredeemable Common Stock held by Raychem (or issuable to Raychem upon conversion of Company Preferred Stock or other convertible securities held by Raychem).

                          11.6.3  Mechanics of Co-Sale.

                                  11.6.3.1  Notice of Co-Sale.  At least 30
days before the proposed date of a sale or transfer by Raychem of Company securities that would give rise to the Right of Co-Sale under Section 11.6.1, Raychem shall deliver a Co-Sale Notice to the Company. The Co-Sale Notice shall describe the proposed transfer, including the number and class of Company securities proposed to be transferred, the proposed transfer price or consideration to be paid, and the name and address of the proposed transferee. The Company shall promptly forward to each Securities Holder a copy of the Co-Sale Notice. Each Securities Holder shall have the right to sell to the proposed transferee (or, upon the unwillingness of any prospective transferee to purchase directly from such Securities Holder, to Raychem) its Pro Rata Share of its Registrable Securities (determined as of the date the Co-Sale Notice is delivered to the Company) subject to the terms and conditions set forth in the Co-Sale Notice.

                                  11.6.3.2  Notice of Exercise.  A Securities
Holder shall exercise its Right of Co-Sale by delivering a Notice of Exercise to the Company within 15 days after the delivery of the Co-Sale Notice by the Company to the Securities Holders. The Secretary of the Company promptly shall forward each such Notice of Exercise received to Raychem.

                                  11.6.3.3  Inclusion of Shares in Co-Sale.
Raychem shall assign to each Securities Holder who exercises its Right of Co-Sale as much of its interest in the agreement of sale with the prospective transferee or transferees as such holder shall be entitled to and shall accept. To the extent that any prospective transferee or transferees prohibit such assignment or otherwise refuse to purchase Registrable Securities from a Securities Holder, Raychem shall not sell to such prospective transferee or transferees any Company securities unless and until, simultaneously with such sale, Raychem shall purchase such Registrable Securities from such Securities Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Co-Sale Notice.

                                  11.6.3.4  Conclusion of Co-Sale.  If none of
the Securities Holders elects to exercise the Right of Co-Sale with respect to the Company securities subject to the Co-Sale Notice, Raychem may, not later than 90 days following delivery to the Company of the Co-Sale Notice, conclude a transfer of Company securities on terms and conditions no more favorable to Raychem than those described in the Co-Sale Notice. Any other proposed transfer of any Company securities by Raychem, shall again be subject to the Right of Co-Sale and shall require compliance by Raychem with the procedures described in this Section 11.6.3.

                                  11.6.3.5  Registered Offering.  If the Right
of Co-Sale arises in connection with a sale of Company securities in an underwritten Registered offering, the following provisions shall apply:

                                        (a)  Selection of Underwriter.  Raychem
shall, together with all Securities Holders proposing to distribute their Registrable Securities through such underwriting, and, if applicable, any other person selling securities in the Registration, enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Board and approved by Raychem.

                                        (b)  Marketing Limitation.  In the
event the Underwriter's Representative advises Raychem that market factors require a limitation on the amount of securities to be underwritten (or on the number of securities to be included in the offering by persons other than Raychem), then Registrable Securities shall be excluded from such Registration to the extent so required pro rata in accordance with the number of shares indicated in the Notices of Exercise.

                                        (c)  Expenses of Registration.  All
Registration Expenses incurred in connection with a Registered Offering shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the amount of securities Registered.

                                        (d)  Information Furnished by
Securities Holder. It shall be a condition precedent to the Company's obligations and Raychem's obligations under this Section 11.6.3.5 that each Securities Holder of Registrable Securities included in any Registration furnish to the Company or Raychem such information regarding such Securities Holder and the distribution proposed by such Securities Holder as the Company or Raychem may reasonably request.

                                  11.6.3.6  Conversion Prior to Co-Sale.
Pursuant Article 2.1.2.2 of the Company's Amended and Restated Articles of Incorporation, all shares of Common Stock to be sold pursuant to the exercise of the Right of Co-Sale shall be automatically converted into Nonredeemable Common Stock on a one-for-one basis. The Company shall provide instructions to all Securities Holders exercising their Right of Co-Sale for surrender to the Company of the certificates representing the shares to be converted. On or before the date specified for surrender of certificates, each holder of shares to be converted shall surrender the certificate(s) representing such shares as provided and, subject to the satisfaction of the conditions set forth below, shall thereupon be entitled to receive new certificate(s) representing the shares deliverable upon such conversion. Regardless of whether such certificates are surrendered, such shares shall be deemed converted as of the date of the closing. Any such conversion shall be conditioned upon the closing of an underwritten public offering or the closing of such other sale or transfer of Company securities as described in the Co-Sale Notice.

                                  11.6.3.7  Raychem's Obligations.  By voting
to approve this Plan as a shareholder of the Company, Raychem agrees to bound by the obligations of Raychem provided in this Section 11.6 from and after the date of such approval.

                 11.7     Subordination; Lock Ups.

                          11.7.1  Subordination of Rights.  The rights of the
Securities Holders and Plan participants under this Section 11 shall in all cases be subject to any rights of any shareholder of the Company (or any holder of securities convertible into equity securities of the Company) other than Raychem, whether a holder upon adoption of the Plan or a party who thereafter becomes such a holder. Any inconsistency between the rights of the Securities Holders and Plan participants set forth in the Plan, any Option Agreement or any Purchase Agreement and the rights of any such third party shall be interpreted to give full effect and priority to the rights of such third party.

                          11.7.2  Lock Up of Shares.  Exercised Common Stock
(including without limitation Registrable Securities or other securities that are either excluded from an underwriting by reason of Section 11.2.4(d) or Section 11.6.3.5(b) or otherwise not included in a Registration of Shares) shall be withheld from the market by their holders for a period not to exceed 180 days if the managing underwriter of a Registration so requests and determines advisable to effect a Registered offering.

                 11.8 Restrictions on Transfer. The Company does not intend that a trading market develop in its Shares other than with the consent of the Company, and has provided the rights granted in this Section 11 to provide liquidity mechanisms for the shares of Exercised Common Stock granted under this Plan. Accordingly, until such time as the rights granted to Plan participants under this Section 11 have terminated (as provided in Section 11.10), and except as provided by the terms and conditions set forth in the relevant Option Agreement or Purchase Agreement, Shares issued under this Plan (or any interest in any thereof) may not be sold, pledged or otherwise transferred other than either (a) by devise or in accordance with the laws of descent and distribution or (b) in accordance with the provisions of this
Section 11.

                 11.9     Notices.

                          11.9.1  Forms.  The Secretary of the Company shall
maintain forms for each of the notices to be delivered by Securities Holders pursuant to this Section 11, including, without limitation, the Initiating Holders' Notice, the Statement of Intent, and the Notice of Exercise, a copy of which such forms shall be provided to Securities Holders promptly upon their written request.

                          11.9.2  Delivery.  Any notice pursuant to this
Section 11 to be given by Securities Holders to the Company shall be delivered to the Secretary of the Company at the Company's principal office. Any notice pursuant to this Section 11 to be given by the Administrator or by the Company to Securities Holders shall be delivered to the address shown for each Securities Holder on the books of the transfer agent for the Common Stock and/or Options. All notices shall be in writing and delivered, telecopied or mailed by first class mail, postage prepaid. Any such notice shall be deemed effectively given when actually received if hand delivered or telecopied or two business days after mailing if mailed as aforesaid.

                 11.10 Termination. Unless otherwise determined by the Board in its sole discretion, the provisions of this Section 11 shall terminate at such time as a Listing Application for the Nonredeemable Common Stock has been declared effective.

                 11.11 Amendment. Any term of this Section 11 relating to tax, securities or accounting rules or regulations may be altered by the Administrator to the extent that changes in such rules or regulations require or allow. Any other term of this Section 11 may be amended with the written consent of Raychem and the Board and the approval by written consent or affirmative vote of the holders of at least 51% of the Registrable Securities. Any term of this
Section 11 may be waived with the written consent of Raychem and the Board and by approval by written consent or affirmative vote or holders of at least 51% of the Registrable Securities or, if such waiver is sought after Statements of Intent have been delivered or deemed delivered, at least 51% of the Registrable Securities held by those Securities Holders who indicate in such Statements of Intent the intent to participate in the Liquidity Event. If required by
Section 16, such amendment or waiver shall also require the approval of the Company's shareholders as provided therein.

                 11.12 Assignment. The Company's rights under this Section 11 shall be freely assignable and its duties shall be freely delegable in whole or in part, including without limitation to Raychem and/or any other shareholder of the Company. The rights of the Plan participants under this Section 11 shall not be assignable unless such assignment has been approved in writing by the Company.

         12. No Right to Employment. This Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with the Company's right to terminate the employment or services of any Optionee or Purchaser at any time with or without cause.

         13. Legal Requirements. Notwithstanding any of the provisions of this Plan, the Company shall not be obligated to offer or sell any Shares unless the Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws. Except to the extent provided in Section 11, the Company shall have no obligation to register the Shares under the federal securities laws or take whatever other steps may be necessary to enable the Shares to be offered, sold or transferred under federal or other securities laws. Upon exercise of an Option or Purchase Right, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws.

         14. Legends. Certificates evidencing Shares issued pursuant to this Plan shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement or Purchase Agreement. Each certificate representing Shares issued pursuant to this Plan shall bear a legend to the foregoing effect (and reflecting the provisions of Sections 11.7.2 and 11.8) reading substantially as follows:

                 SALE, PLEDGE OR OTHER DISPOSITION OR TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED

                 BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE
                 COMMON STOCK PLAN AND/OR A RELATED STOCK OPTION OR PURCHASE AGREEMENT UNDER WHICH THESE SECURITIES WERE ISSUED. IN ADDITION, IN ACCORDANCE WITH THE TERMS OF SUCH PLAN, SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE RESTRICTED BY THE TERMS OF AN UNDERWRITER LOCK UP AGREEMENT. A COPY OF THE PLAN AND ANY SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

         15. Financial Information. The Company shall provide during the period an Option is outstanding to each holder of such Option a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement and shall be delivered as soon as practicable following the end of the Company's fiscal year.

         16.     Amendments.

                 16.1 General. The Administrator may amend this Plan from time to time, subject to the limitation, however, that except as provided in
Section 10 (relating to adjustments upon changes in Shares), no amendment shall be effective unless approved, within 12 months before or after the date of adoption by the Administrator, by the written consent of holders of a majority of the voting power of the outstanding shares of the Company or the affirmative vote of the holders of a majority of the voting power of outstanding shares represented, in person or by proxy, and entitled to vote at a duly held meeting where (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, (b) from and after such time as the Company registers a class of equity securities under Section 12 of the Exchange Act, shareholder approval shall be required to meet the exemptions provided by Rule 16b-3, or any successor rule thereto, or (c) the Board otherwise concludes that shareholder approval is advisable. The Administrator may amend or alter any Option or Purchase Right, but no amendment or alteration shall be made which would impair the rights of a participant under an outstanding Option or Purchase Right without such participant's consent.

                 16.2 Tax Benefits. It is expressly contemplated that the Administrator may amend this Plan in any respect necessary to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code relating to stock options or to bring this Plan or Incentive Stock Options granted hereunder into compliance therewith.

                 16.3 Outstanding Options and Purchase Rights. Rights and obligations under any Option or Purchase Right granted before an amendment of this Plan shall not be altered or impaired by the amendment, except with the consent of the Optionee or Purchaser.

         17. Termination or Suspension of Plan. The Administrator at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on April 7, 2003. No Option or Purchase Right may be granted under this Plan while this Plan is suspended or after it is terminated. Rights and obligations under any Option Agreement or Purchase Agreement granted while this Plan is in effect shall not be altered or impaired by suspension or termination of this Plan, except with the consent of the Optionee or Purchaser.

         18. Shareholder Approval. This Plan is subject to approval, by written consent of a majority of shareholders of the Company or affirmative vote of the holders of a majority of the voting power of outstanding shares of the Company represented, in person or by proxy, and entitled to vote at a duly held shareholders' meeting within 12 months after the date the Board approves this Plan. Options and Purchase Rights may be granted, but not exercised, before such shareholder approval. If the shareholders fail to approve this Plan within the required time period, any Options and Purchase Rights granted under this Plan shall be void, and no additional Options or Purchase Rights shall be granted.